EXHIBIT 9.2


                             VOTING TRUST AGREEMENT
                             ----------------------


         THIS VOTING TRUST AGREEMENT (this "Agreement") is made and entered into as of this 17th day of December, 1997, by and among THOMAS F. HELMS, JR. ("Helms"), DAVID I. BRUNSON ("Brunson") and JEFFREY S. HAY ("Hay"), as voting trustees (the "Voting Trustees" or, individually, a "Voting Trustee"), and HELMS MANAGEMENT CORP., a Kentucky corporation and a stockholder (the "Stockholder") of NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation (the "Company").

                              STATEMENT OF PURPOSE

         WHEREAS, the Company has issued 276,300 shares of its Voting Common Stock, par value $.01 per share (the "Common Stock"), to the Stockholder;

         WHEREAS, the Stockholder deems it to be in the best interests of the Company to secure continuity and stability of policy and management, to promote the continuous and uninterrupted development of business policies and to vest voting power of the shares of Common Stock in the Voting Trustees as provided for herein;

         WHEREAS, the Stockholder and each of the Voting Trustees desires to enter into a voting trust pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         In addition to terms defined elsewhere herein, as used herein, the following terms shall have the following meanings, unless the context otherwise requires:

         "Agreement" means this Voting Trust Agreement, as amended, supplemented or otherwise modified from time to time.

         "Brunson" shall have the meaning set forth in the preamble hereof.

         "Certificate Holder" shall mean the holder of a Voting Trust
Certificate.

         "Common Stock" shall have the meaning set forth in the Statement of Purpose hereof.

         "Company" shall mean North Atlantic Trading Company, Inc., a Delaware corporation, its successors, any surviving corporations into which it may be merged, or any corporations resulting from its consolidation with any other corporations and the successors of any such surviving or consolidated corporations.

         "Credit Facilities" shall collectively mean (i) the Credit Agreement dated as of June 23, 1997 by and among the Company, certain guarantors, Gleacher Natwest, Inc., National Westminster Bank plc and the financial institutions named therein; (ii) the Indenture dated as of

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June 25, 1997 by and among the Company, certain guarantors and United States
Trust Company of New York and (iii) the Certificate of Designation relating to the Company's 12% Senior Payment-In-Kind Preferred Stock.

         "Hay" shall have the meaning set forth in the preamble hereof.

         "Helms" shall have the meaning set forth in the preamble hereof.

         "Securities" shall mean the Shares of the Company and all other forms of cash, stocks, bonds or other property, if any, of the Stockholder held by the Voting Trustees under this Agreement.

         "Stockholders' Agreement" shall mean that certain Exchange and Stockholders' Agreement dated as of June 25, 1997 by and among the Company and the stockholders named therein, and any amendments and supplements thereto.

         "Shares" or "Shares of the Company" shall mean the 276,300 shares of Common Stock of the Company and any other shares of the Company owned by the Stockholder having the right to vote for the election of directors of the Company.

         "Stockholder" shall have the meaning set forth in the preamble hereof.

         "Voting Trust Certificate" shall mean a voting trust certificate issued pursuant to the terms and provisions of this Agreement, as from time to time amended or supplemented.

         "Voting Trustee" or "Voting Trustees" shall have the respective meanings set forth in the preamble hereof.

                                    ARTICLE 2
                                DEPOSIT OF SHARES

         Concurrently with the Stockholder's execution hereof, the Stockholder shall deliver or cause to be delivered to the Voting Trustees the stock certificate(s) representing all of its Shares of the Company, duly assigned to the Voting Trustees. The Stockholder shall deliver to the Voting Trustees any additional stock certificates representing Shares of the Company acquired by the Stockholder at any time after its execution hereof, and shall duly assign said certificates to the Voting Trustees. The Voting Trustees shall cause all such Shares to be transferred on the books of the Company into the name of the Voting Trustees, as Voting Trustees hereunder, and the Voting Trustees shall issue to the Stockholder a Voting Trust Certificate for the number of Shares transferred by the Stockholder to the Voting Trustees.

                                    ARTICLE 3
                            VOTING TRUST CERTIFICATES

         3.1 The Voting Trust Certificates to be issued by the Voting Trustees shall be in the form attached hereto as Exhibit A.

         3.2 The Voting Trust Certificates issued by the Voting Trustees may be transferred on the books of the Voting Trustees upon surrender of such certificates, properly endorsed by

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the record owner thereof in person, or by its attorney duly authorized, in accordance with the terms of the Stockholders' Agreement and rules established by the Voting Trustees. Until so transferred, the Voting Trustees may treat the record holder of Voting Trust Certificates as the owner thereof for all purposes whatsoever. The Voting Trustees shall not be required to deliver any Securities held hereunder without the surrender of the Voting Trust Certificates representing such Securities. The transfer books for Voting Trust Certificates may be closed by the Voting Trustees at any time prior to the payment or distribution of dividends, or for any other purpose, or the Voting Trustees may fix a record date in lieu of closing the transfer books.

         3.3 Subject to Article 4 hereof, no voting right or power with respect to the Shares of the Company or other Securities held in trust hereunder shall pass to the Certificate Holder by or under this Agreement or any other agreement, whether by implication or otherwise, while such Shares of the Company or other such Securities are held in trust hereunder.

                                    ARTICLE 4
                          POWERS OF THE VOTING TRUSTEES

         4.1 Until the termination of this Agreement as provided in Article 7 and in accordance with Section 4.6 hereof, the Voting Trustees are hereby irrevocably authorized and empowered to exercise, in their sole discretion, the following powers with respect to the Shares of the Company or any other Securities held by them under this Agreement:

                  (a) To vote or fail to vote for the election of directors;

                  (b) Acting upon the written direction of the Certificate Holder, to vote, or fail to vote, for any other act or purpose any and all the Securities held by them hereunder having voting rights or to consent, or fail to consent, on behalf of said Securities to any act or proposal, including, without limitation, the following:

                           (i) the increase, reduction or change of any Shares or the issuance of any different Shares or other Securities;

                           (ii) the waiver of preemptive rights, if any, of the
                  Stockholders or Voting Trust Certificate holders to subscribe for additional Shares or Securities;

                           (iii) the classification or reclassification of
                  Shares of the Company or other Securities into any preferred, common or other Shares, with or without par value, or into other Securities or partly into Shares and partly into other Securities;

                           (iv) the modification, elimination or waiver of the
                  rights, preferences, privileges, priorities or par or stated value of any class of Shares of the Company or other Securities;

                           (v) the amendment of the Certificate of Incorporation
                  or Bylaws of the Company or any other corporation, including but not limited to an increase or decrease of authorized Shares or of stated capital;

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                           (vi) the sale, mortgage, hypothecation or lease of
                  all or any part of the assets of the Company or any other corporation;

                           (vii) the authorization of indebtedness, secured or
                  unsecured;

                           (viii) the authorization of the merger or
                  consolidation of the Company or any other corporation into or with other corporations, or of the dissolution, reorganization or recapitalization of the Company or any other corporation; and

                           (ix) the authorization, ratification or approval of
                  any other corporate act or other act (or nonaction) of any nature whatsoever as fully as if the Voting Trustees were the absolute owners of the Securities held hereunder.

                  (c) To receive dividends or distributions on all Securities held hereunder.

                  (d) Acting upon the written direction of the Certificate Holder, to exchange Securities held hereunder, in whole or in part, for other Securities, upon such terms as the Voting Trustees in their sole discretion may deem advisable, including the surrender and exchange of Securities held hereunder, in a merger, consolidation, reorganization or recapitalization, or the sale or exchange of all or part of the assets of the Company for Securities of another corporation, firm, person, partnership, trust, association or other entity. All Securities received in any such exchange shall be held by the Voting Trustees in lieu of the Securities theretofore held hereunder.

                  (e) Acting upon the written direction of the Certificate Holder, to sell all or any part of the Shares of the Company or other Securities held hereunder for such consideration and upon such terms as the Voting Trustees in their sole discretion may deem advisable.

         4.2 The Voting Trustees shall have power to appoint such agents from time to time with such powers, duties and functions as the Voting Trustees may deem advisable. All such appointments shall be made by instrument in writing and shall specify the authority and duties of the agent, and all such appointments may be revoked by the Voting Trustees at any time by instrument in writing. Such instruments shall become effective upon filing an executed copy thereof with the secretary of the Company, and any agent so appointed may resign by filing his written notice of resignation with the Voting Trustees and a copy thereof with the secretary of the Company at least 30 days prior to the date of resignation specified therein.

         4.3 The Voting Trustees are authorized and empowered to participate in, to intervene in, to become a party to or to defend any actions of any character, suits or legal proceedings relating to or affecting this Agreement, Securities held hereunder or the rights of the parties hereto.

         4.4 (a) Each of the Voting Trustees may at any time resign by delivering his resignation in writing to the Certificate Holder and the other Voting Trustees.

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                  (b) The Certificate Holder shall have the right to remove at any time any of the Voting Trustees and replace any of them with a successor Voting Trustee by a written instrument signed by the Certificate Holder delivered to the Voting Trustees and the Company; provided, however, that so long as the Company is subject to the provisions of any of the outstanding Credit Facilities, any Voting Trustee must be a member of senior management of the Company.

         4.5 Each of the successor Voting Trustees appointed in accordance with the Section 4.4 hereof shall, from the time of such appointment, be deemed one of the Voting Trustees hereunder, and shall have all the title, rights and powers of a Voting Trustee hereunder, and all acts and instruments shall be done or executed which shall be necessary or reasonably requested for the purpose of effecting such succession and of making each of the successor Voting Trustees one of the owners of record of the Shares and other Securities held pursuant to this Agreement.

         4.6 For purposes of this Article 4, all instruments, notices or directions to be provided by the Certificate Holder to the Voting Trustee shall be in writing and effective at the date and time specified therein. Copies of all instructions, notices and directions shall also be concurrently delivered to the secretary of the Company.

         4.7 As Voting Trustees hereunder, Helms, Hay and Brunson shall be entitled to three votes, one vote and one vote, respectively. Any successor Voting Trustee appointed to take the place of Helms, Hay or Brunson shall be entitled to only one vote. Except as expressly authorized in this Agreement, all actions taken by the Voting Trustees shall require the approval or consent of a majority of the votes of the Voting Trustees.

                                    ARTICLE 5
                          LIABILITY AND INDEMNIFICATION

         5.1 The Voting Trustees shall not be responsible as a trustee, a stockholder of the Company or otherwise by reason of any matter or thing done or omitted to be done by him, his agents or attorneys or by the management of the Company, except for his own willful misconduct. Each of the Voting Trustees shall under no circumstances incur any liability whatsoever as a result of any action under this trust agreement authorized, taken or permitted to be taken by such Voting Trustee in good faith (a) upon advice of counsel or (b) with consent of the holders of Voting Trust Certificates representing a majority of the Shares of the Company then held hereunder.

         5.2 No agent appointed by the Voting Trustees shall be liable or responsible for any action taken or permitted to be taken upon and in accordance with the written instructions or with the written approval of the Voting Trustees.

                                    ARTICLE 6
                           DIVIDENDS AND DISTRIBUTIONS

         6.1 Within a reasonable time after receipt thereof, the Voting Trustees shall pay over to the holder of each Voting Trust Certificate the cash dividends, if any, collected by the Voting Trustees upon the Shares of the Company or other Securities then held hereunder represented by such Voting Trust Certificate.


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         6.2 In the event that any dividend or other distribution paid in Shares of the Company shall be received by the Voting Trustees, each holder of a Voting Trust Certificate shall be entitled to receive an additional Voting Trust Certificate representing such portion of the Shares so received by the Voting Trustees as the Shares of the Company represented by his Voting Trust
Certificate or certificates bear to the total number of Shares of the Company in the voting trust prior to the receipt of such distribution. In the event any dividend or other distribution other than cash or Shares of the Company is received by the Voting Trustees, the Voting Trustees shall promptly distribute the same.

                                    ARTICLE 7
                                   TERMINATION

         7.1 Unless terminated earlier as provided in this Article 7, this Agreement and the irrevocable voting trust hereby created shall terminate upon the expiration of 15 years following the date of this Agreement.

         7.2 The Certificate Holder may (a) terminate this Agreement and the voting trust hereby created or (b) direct the release from trust of a portion of the Shares, in either case at any time by giving written notice of the termination or release to the Voting Trustees; provided, however, that the Certificate Holder may not terminate this Agreement or direct the release from trust of any Shares if such termination or release causes or results in a default under any of the outstanding Credit Facilities.

         7.3 Upon termination of this Agreement, the Voting Trustees shall call upon and require the Certificate Holder to surrender said certificates, and upon presentation of said certificates, the Certificate Holder shall be entitled to receive, in exchange therefor, the Securities then held hereunder represented by said Voting Trust Certificates.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Amendment. This Agreement may be amended in any and all respects by an agreement in writing signed by all of the Voting Trustees and the Certificate Holder.

         8.2 Agreement Available at Registered Office. A copy of this Agreement shall be filed at The Corporation Trust Company in Wilmington, Delaware, which is the registered office of the Company in Delaware, and shall be open to the inspection of the Certificate Holder or any of the Voting Trustees of the Company during business hours.

         8.3 Consent or Approval. Whenever under the terms of this Agreement the consent or approval of the Certificate Holder is required or shall be desired to be obtained, the same may be evidenced by instruments of approval or consent signed by the Certificate Holder or its attorneys or agents.

         8.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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         8.5 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

         8.6 Binding Agreement. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         8.7 Headings. The headings of sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

         8.8 Word Meanings. The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires.

         8.9 Entire Agreement. This Agreement, as effective on the date hereof, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior writings or agreements with respect to such subject matter.

         8.10 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS OF NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND AGREE THAT THE PARTIES HERETO MAY, AT THEIR OPTION, ENFORCE THEIR RESPECTIVE RIGHTS HEREUNDER IN SUCH COURTS.

         8.11 Trust. Each of the Voting Trustees hereby accepts the trust herein created.

                  [Remainder of page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have hereunto signed this
Agreement as of the date first above written.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH
                         MAY BE ENFORCED BY THE PARTIES.

                                                 TRUSTEES:



                                                 By:   /s/ Thomas F. Helms, Jr.
                                                     ---------------------------
                                                     Name: Thomas F. Helms, Jr.


                                                 By:    /s/ David I. Brunson
                                                      --------------------------
                                                      Name: David I. Brunson


                                                 By:    /s/ Jeffrey S. Hay
                                                      --------------------------
                                                      Name: Jeffrey S. Hay


                                                 STOCKHOLDER:

                                                 HELMS MANAGEMENT CORP.,
                                                     a Kentucky corporation


                                                 By:    /s/ Thomas F. Helms, Jr.
                                                       -------------------------
                                                      Name: Thomas F. Helms, Jr.
                                                      Title:  President

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                                                                       EXHIBIT A
                                                                       ---------

NO. 1
                      NORTH ATLANTIC TRADING COMPANY, INC.
                            (A DELAWARE CORPORATION)

                            VOTING TRUST CERTIFICATE

         This is to certify that HELMS MANAGEMENT CORP., a Kentucky corporation (hereafter referred to as the "Owner" or "Record Holder" of this certificate) has deposited with the undersigned as Voting Trustees under the Voting Trust Agreement (as defined below) 276,300 shares of the Voting Common Stock, par value $.01 per share (the "Shares"), of North Atlantic Trading Company, Inc., a Delaware corporation (the "Company"), and that the Owner of this certificate, or his/her assigns, is/are entitled to all the benefits and interests specified in the Voting Trust Agreement arising from the deposit of the Shares, all as provided in and subject to the terms of the Voting Trust Agreement, to which reference is hereby made for a complete statement thereof.

         Until the termination of the voting trust as provided in the Voting Trust Agreement and delivery or deposit of the Securities (as defined in the Voting Trust Agreement), the Owner of this certificate or its assigns is entitled to receive its pro rata part of any cash dividends received by the Voting Trustees upon the Shares represented by this certificate, subject to and as provided in the Voting Trust Agreement; and the Voting Trustees shall possess and shall be entitled to exercise the right to vote thereon and to execute consents with respect thereto for every purpose, and with all those rights and powers which are more specifically set out in the Voting Trust Agreement, it being expressly stipulated that no voting right passes to the Owner of this certificate or his/her assigns by or under Voting Trust Agreement or this certificate or by or under any agreement, express or implied.

         This certificate is issued under and pursuant to, and the rights of the Owner of this certificate and his/her assigns are subject to and limited by, the terms and conditions of a Voting Trust Agreement dated as of December , 1997 (the "Voting Trust Agreement"), a copy of which is filed with the Company. Receipt of a copy of the Voting Trust Agreement is hereby acknowledged by the Owner of this certificate, and the Owner of this certificate and its assigns hereby assent to the terms and conditions thereof. This certificate is transferable on the books of the undersigned Voting Trustees by the record holder hereof in person, or by attorney or agent, duly authorized according to the rules established for that purpose by the Voting Trustees, upon surrender of this certificate properly endorsed, and until so transferred, the Voting Trustees may treat the record holder as Owner hereof for all purposes whatsoever, but shall not be required to deliver any Securities hereunder without the surrender hereof.



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         IN WITNESS WHEREOF, the undersigned Voting Trustees have executed this certificate this day ___  of December, 1997.

                                                VOTING TRUSTEES:




                                                By:   --------------------------
                                                      Name: Thomas F. Helms, Jr.


                                                By:   --------------------------
                                                      Name: David I. Brunson


                                                By:   --------------------------
                                                      Name: Jeffrey S. Hay





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                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, ___________________________________________________
hereby sells, assigns and transfers unto ________________________ all its rights to the shares of common stock of North Atlantic Trading Company, Inc. (the "Company") represented by this Voting Trust Certificate which shares are held in the voting trust under the name of the Voting Trustees pursuant to the Voting Trust Agreement dated as of December , 1997 (a copy of which is filed with the Company), and does hereby irrevocably constitute and appoint such Voting Trustees to transfer the same on the records of the voting trust, with full power of substitution in the premises.

Date  _______________   , 199

                                        Signature  _____________________________




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